Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

      We consent to the incorporation by reference in Registration Statements Nos. 333-41976 and 333-70466 of American Axle & Manufacturing Holdings, Inc. on Form S-8 of our report dated January 23, 2002, appearing in this Current Report on Form 8-K of American Axle & Manufacturing Holdings, Inc.

/s/ Deloitte & Touche LLP

Detroit, Michigan

March 12, 2002